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                                                                   EXHIBIT 23.3b


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Summit Properties Inc. on Form S-3 relating to the Summit Properties Inc. Dividend Reinvestment and Stock Purchase Program of our report dated March 3, 1997, on our audit of the financial statements of Summit American Associates for the year ended December 31, 1995, which report is included in the Summit Properties Inc. Form 8-K/A-1 filed on May 1, 1997.



REZNICK FEDDER & SILVERMAN
Charlotte, North Carolina

October 21, 1997